                                                                     EXHIBIT 5.1

WOODS, OVIATT, GILMAN, STURMAN & CLARKE, LLP
Suite 700
Two State Street
Rochester, New York 14614


                                 August 6, 1999



ZAP.COM Corporation
100 Meridian Centre, Suite 350
Rochester, New York 14614

Attention: Avram Glazer, President and CEO

           RE: ZAP.COM CORPORATION REGISTRATION STATEMENT ON FORM S-1

Dear Mr. Glazer:

     We acted as counsel to ZAP.COM Corporation ("ZAP.COM"), a Nevada corporation, in connection with the preparation and filing with the Securities Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (File No. 333-76135)
(the "Registration Statement") relating to the issuance and distribution of approximately 13,612,000 subscription rights (the "Rights"), each Right entitling the holder thereof to purchase one share of ZAP.COM common stock, $.001 par value per share (the "Common Stock") and to exercise an over-subscription priviledge. ZAP.COM has registered pursuant to the Registration Statement a total of 13,612,000 Rights and 13,612,000 shares of Common Stock (the "Shares") to be issued upon exercise of the Rights and 3,000,000 shares of Common Stock, (the "Distribution Shares"), which are issuable in connection with the stock distribution described in the Registration Statement.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-k under the Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The form of Restated Articles of Incorporation of ZAP.COM approved by ZAP.COM's Board of Directors and sole stockholder;

     2. The form of Amended and Restated By-Laws of ZAP.COM approved by ZAP.COM's Board of Directors and sole stockholder;

     3. A Certificate of the Vice President -- Finance of ZAP.COM with respect to the proceedings of the stockholders and Board of Directors of ZAP.COM;

     4. Draft resolutions of the Board of Directors of ZAP.COM Board of Directors ("Draft Resolutions") relating to the issuance of the Rights and the issuance and sale of the Shares;

ZAP.COM Corporation
August 6, 1999
Page-2-


     5.   A specimen certificate representing the Common Stock;

     6.   A specimen certificate representing the Rights;

     7. The form of Subscription Agent Agreement proposed to be entered into by ZAP.COM and American Stock Transfer & Trust Company; and

     8. The Registration Statement as filed with the Commission, as on April 13, 1999, as amended by Amendment No. 1 to the Registration Statement, as filed with the Commission on July 2, 1999 and Amendment No. 2 to the Registration Statement as filed with the Commission on August 6, 1999 (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement").

     In giving our opinion, we have relied as to matters of fact upon certificates of public officials and statements or representations of officers of ZAP.COM. For purposes of this opinion, we have assumed, without any investigation, (a) the legal capacity of each natural person and (b) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

     Our opinion hereafter expressed is based solely upon (a) our review of the Documents, (b) discussions with certain officers of ZAP.COM with respect to the Documents, (c) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (d) such review of published sources of law as we have deemed necessary. You should be aware that a partner of our firm will serve as the corporate secretary of ZAP.COM immediately after the close of the rights offering.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective under the Act, (ii) the form of Restated Articles of Incorporation have been filed with the Nevada Secretary of State, (iii) the form of Amended and Restated By-laws have been duly adopted and are in effect, (iv) the Draft Resolutions have been adopted by the Board of Directors, (v) the Subscription Agent Agreement has been duly executed, (vi) a certificates representing the Rights in the form of the specimen certificate examined by us have been manually signed by an authorized officer of ZAP.Com,
(vii) certificate representing the Shares issued pursuant to exercised Rights (''Subscribed Shares'') in the form of the specimen stock certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to the Rights holders exercising their Rights as contemplated by the prospectus contained in the Registration Statement, (A) the issuance of the Rights and the issuance and sale of the Shares will have been duly authorized, and (B) the Subscribed Shares and the Distribution Shares (if distributed) will be validly issued, fully paid and non assessable.

     Members of our firm are admitted to the Bar of the State of New York and do not opine on any laws except for the State of New York, federal laws and the corporate laws of the State of Nevada. Insofar as any of our opinions herein relate to Nevada corporate law, those opinions are based solely on the opinions of Marshall, Hill, & de delivered to us on this date relating to such matters and is subject to the qualifications and limitations stated therein.


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under Section 7 of the Act or the rules and regulations of the Commission.


                               Very truly yours,

                  WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP